Exhibit 10.7

2020 UNIT OPTION PLAN

OF

FLUENCE ENERGY, LLC

Fluence Energy, LLC a Delaware limited liability company (the “Company”), hereby adopts this 2020 Unit Option Plan of Fluence Energy, LLC (the “Plan”), effective as of December 23, 2020. The purposes of the Plan are as follows:

(1)            To further the growth, development and financial success of the Company and its Subsidiaries by providing additional incentives to Employees, Consultants and Directors (as such terms are defined below) of the Company and its Subsidiaries thereby enabling them to benefit directly from the growth, development and financial success of the Company and its Subsidiaries.

(2)            To enable the Company and its Subsidiaries to obtain and retain the services of the type of professional, technical and managerial Employees, Consultants and Directors considered essential to the long-range success of the Company and its Subsidiaries by providing and offering them an opportunity to become owners of Units through the exercise of Options (as defined herein).

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates. Capitalized terms used but not otherwise defined in this Plan shall have the meanings set forth in the Second Amended and Restated Fluence Energy, LLC Limited Liability Company Agreement entered into as of December 29, 2020, as it may be amended from time to time (the “LLC Agreement”).

Section 1.1         “Administrator” shall mean the administrator of the Plan as set forth in Section 6.1. For the avoidance of doubt, the Board shall be the administrator of the Plan for all Options granted to Directors.

Section 1.2          “Board” shall mean the Board of Directors of the Company. Section 1.3 “Class A-1 Units” shall mean the Class A-1 Units of the Company.

Section 1.4          “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.5          “Committee” shall mean the Committee appointed as the Administrator of the Plan, if any.

Section 1.6          “Company” shall mean Fluence Energy, LLC, a Delaware limited liability company.

Section 1.7          “Company Event” shall mean, as determined by the Board in its sole discretion, any transaction or event described in Section 7.1(a) or any unusual or nonrecurring transaction or event affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate of the Company, or any change in applicable laws, regulations, or accounting principles.

Section 1.8          “Consultant” shall mean any consultant or adviser (other than a Director) if: (a) the consultant or adviser renders bona fide services to the Company or a Subsidiary thereof; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

Section 1.9          “Director” shall mean any member of the Board.

Section 1.10      “ Eligible Representative” for an Optionee shall mean such Optionee’s personal representative or such other person as is empowered under a deceased Optionee’s will or the then-applicable laws of descent and distribution to represent the Optionee hereunder.

Section 1.11       “Employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or one of its Subsidiaries.

Section 1.12        “Equity Restructuring” shall mean a non-reciprocal transaction between the Company and its unitholders, such as a unit dividend, unit split, spin-off, rights offering or recapitalization through a large, nonrecurring cash distribution, that affects the Units (or other securities of the Company) or the value of the Units (or other securities of the Company) and causes a change in the per unit value of the Class A-1 Units underlying outstanding Options.

Section 1.13         “Fair Market Value” of a Unit as of a given date shall be:

(a)           The closing price of a Unit on the New York Stock Exchange, Nasdaq or such other principal exchange on which such units are then trading, if any (or as reported on any composite index which includes the New York Stock Exchange, Nasdaq or such other principal exchange), on the most recent trading day prior to such determination date on which a sale occurred; or

(b)          If Units are not traded on an exchange but are quoted on a quotation system, the mean between the closing representative bid and asked prices for a Unit on the most recent trading day prior to such determination date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or

(c)           If Units are not publicly traded on an exchange and not quoted on a quotation system, the fair market value of a Unit as determined by the Board in its sole discretion.

Section 1.14         “Liquidation Event” shall mean unless (i) the Requisite Class A Majority and (ii) the Requisite Class B Majority elect otherwise by written notice sent to the Company at least five (5) Business Days prior to the effective date of any such event:

(a)           a merger or consolidation or any similar transaction or series of related similar transactions in which (i) the Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the Company issues Units pursuant to such merger, consolidation, similar transaction or series of related similar transactions; provided, however, that any merger, consolidation, or similar transaction or series of related similar transactions involving the Company or a subsidiary in which the Units outstanding immediately prior to such merger, consolidation or similar transaction or series of related similar transactions continue to represent, immediately following such transaction or series of related transactions, at least a majority, by voting power of the Equity Securities of (A) the surviving or resulting entity or (B) if the surviving or resulting entity is a wholly-owned subsidiary of another entity immediately following such merger, consolidation or similar transaction or series of transactions, the parent entity of such surviving or resulting entity shall not constitute a Deemed Liquidation Event; or

(b)           the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole or (ii) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one (1) or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

Section 1.15          “Option” shall mean an option granted under the Plan to purchase Class A-1 Units.

Section 1.16          “Optionee” shall mean an Employee, Consultant or Director to whom an Option is granted under the Plan.

Section 1.17           “Plan” shall mean this 2020 Unit Option Plan of Fluence Energy, LLC, as amended from time to time.

Section 1.18           “Principal Unitholders” shall mean (a) AES Grid Stability, LLC, and (b) Siemens Industry, Inc. and their respective Affiliates.

Section 1.19          “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

Section 1.20         “Termination of Consultancy” shall mean the time when the engagement of an Optionee as a Consultant to the Company or a Subsidiary thereof is terminated for any reason, with or without Cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous commencement of employment with the Company or any Subsidiary thereof and/or the Consultant becomes (or remains) a Director. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy.

Section 1.21         “ Termination of Directorship” shall mean the time when an Optionee who is a Director ceases to be a Director for any reason, including but not by way of limitation, a termination by resignation, failure to be elected or appointed, death or retirement but excluding a termination where there is a simultaneous commencement of employment with the Company or any Subsidiary thereof. The Board, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of a Director.

Section 1.22         “Termination of Employment” shall mean the time when the employee-employer relationship between an Optionee and the Company (and its Subsidiaries), is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous reemployment by the Company or one of its Subsidiaries of the Employee and/or the Employee becomes a Director. The Administrator shall determine the effect of all matters and questions relating to Termination of Employment for purposes of the Plan, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause for purposes of the Plan, and all questions of whether a particular furlough or leave of absence constitutes a Termination of Employment for purposes of the Plan.

Section 1.23          “Termination of Services” shall mean the time of any Termination of Employment, Termination of Consultancy or Termination of Directorship, as applicable, following which an Optionee no longer provides any services to the Company or any Subsidiary thereof as (a) an Employee, (b) a Consultant, or (c) a Director.

Section 1.24          “Units” shall mean the Class A-1 Units.

Section 1.25          “Unit Option Agreement” shall have the meaning set forth in Section 4.1.

ARTICLE II.

UNITS SUBJECT TO PLAN

Section 2.1            Units Subject to Plan. The Units subject to Options shall be Class A-1 Units. Subject to Section 7.1, the aggregate number of Class A-1 Units which may be issued upon exercise of Options shall not exceed 1,080,000.

Section 2.2            Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Administrator may grant Options in substitution for any options granted prior to such merger or consolidation by such entity or an affiliate thereof. Substitute awards may be granted on such terms as the Administrator deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the Plan. Substitute awards shall not count against the overall unit limit set forth in Section 2.1 hereof.

Section 2.3            Unexercised Options. If any Option (or portion thereof) expires or is canceled without having been fully exercised, the number of Class A-1 Units subject to such Option (or portion thereof) that so expires or is so cancelled without having been fully exercised shall not be counted against the maximum set forth in Section 2.1 and shall again be available for grant.

ARTICLE III.

GRANTING OF OPTIONS

Section 3.1             Eligibility. Any (a) Employee; (b) Consultant; or (c) Director shall be eligible to be granted Options.

Section 3.2             Granting of Options to Employees and Consultants

(a)            The Administrator shall from time to time:

(i)           Select the Employees, Consultants and Directors (including those to whom Options have been previously granted under the Plan) that are eligible to receive Options;

(ii)           Determine the number of Class A-1 Units to be subject to such Options granted to such Employees and Consultants; and

(iii)          Determine the terms and conditions of such Options, consistent with the Plan.

(b)           Upon the selection of an Employee, Consultant or Director to be granted an Option pursuant to Section 3.2(a), the Administrator shall instruct the corporate secretary or another authorized Officer of the Company to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate.

ARTICLE IV.

TERMS OF OPTIONS

Section 4.1            Unit Option Agreement. Each Option shall be evidenced by a written unit option agreement (“Unit Option Agreement”), which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Administrator shall determine, consistent with the Plan; provided that, in the event of any conflict between a Unit Option Agreement and the Plan, the text of the Plan shall control (unless explicitly set forth in the Unit Option Agreement and approved in writing by the Administrator).

Section 4.2              Exercisability of Options

(a)            Each Option shall become exercisable according to the terms of the applicable Unit Option Agreement; provided, however, that the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised.

(b)            Except as otherwise provided in the applicable Unit Option Agreement or as otherwise determined by the Administrator, no portion of an Option which is unexercisable at Termination of Services shall thereafter become exercisable.

Section 4.3           Option Price. The price of the Class A-1 Units subject to each Option shall be set by the Administrator; provided, however, that, unless otherwise expressly set forth in the Unit Option Agreement and approved by the Board, the price per Class A-1 Unit shall be not less than 100% of the Fair Market Value of such Class A-1 Units on the date such Option is granted.

Section 4.4             Expiration of Options. No Option may be exercised to any extent by anyone after the expiration of ten years from the date the Option was granted (or such earlier date as may be set forth in any applicable Unit Option Agreement); or

Section 4.5           At-Will Services. Nothing in the Plan or in any Unit Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, or service as a Consultant or Director to, the Company or any Subsidiary thereof, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary thereof, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Optionee and the Company or any Subsidiary thereof.

ARTICLE V.

EXERCISE OF OPTIONS

Section 5.1            Person Eligible to Exercise. During the lifetime of the Optionee, only he or she may exercise an Option (or any portion thereof); provided, however, that the Optionee’s Eligible Representative may exercise such Optionee’s Option during the period of his or her disability. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Unit Option Agreement, be exercised by his or her Eligible Representative.

Section 5.2            Partial Exercise. At any time and from time to time prior to the time when the Option becomes unexercisable under the Plan or the applicable Unit Option Agreement, the exercisable portion of an Option may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional Class A-1 Units and the Administrator may, by the terms of the Unit Option Agreement, require any partial exercise to exceed a specified minimum number of Class A-1 Units.

Section 5.3            Manner of Exercise. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the corporate secretary of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Unit Option Agreement:

(a)             Notice in writing signed by the Optionee or his or her Eligible Representative stating that such Option or portion is exercised, and specifically stating the number of Class A-1 Units with respect to which the Option is being exercised;

(b)          A copy of the LLC Agreement or joinder thereto in the Company’s applicable form signed by the Optionee or Eligible Representative, as applicable, and, if requested by the Company, the Optionee’s spouse;

(c)           Full payment for the Class A-1 Units with respect to which such Option or portion is thereby exercised:

(i)	In cash, by certified or bank cashier check, or by wire transfer; or

(ii)           Solely to the extent explicitly set forth in the applicable Unit Option Agreement or as otherwise approved in writing by the Administrator, in Units which have been owned by the Optionee for at least six months (or such shorter period as the Administrator determines will not result in adverse accounting or other implications for the Company) duly endorsed for transfer to the Company with a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; or

(iii)          Solely to the extent explicitly set forth in the applicable Unit Option Agreement or as otherwise approved in writing by the Administrator, following an Initial Public Offering and pursuant to any policies and procedures adopted by the Administrator, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Class A-1 Units (or any successor equity interest thereto) then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or

(iv)          In such combination of the foregoing or any other property as approved in writing by the Administrator.

(d)          The payment to the Company of all amounts necessary to satisfy any and all federal, state, local and foreign tax withholding and similar requirements arising in connection with the exercise of the Option in one of the forms permitted under Section 5.3(c) (and, for the avoidance of doubt, subject to any approvals required thereby);

(e)          Such representations and documents as the Administrator deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, Exchange Act and any other federal or state securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on unit certificates, if any, and issuing stop-transfer orders to transfer agents and registrars; and

(f)          In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

Section 5.4            Settlement Upon Exercise.

(a)          Subject to Section 5.4(b), the Company shall record on the books of the Company any Class A-1 Units purchased upon the exercise of any Option or portion thereof or issue or deliver any certificate or certificates for Class A-1 Units purchased upon the exercise of any Option or portion thereof, provided that such recording or issuance or delivery shall not be required prior to fulfillment of all of the following conditions:

(i)             The satisfaction of all conditions set forth in Section 5.3 (as determined by the Administrator);

(ii)           The completion of any registration (or exemption from registration) or other qualification of such Class A -1 Units under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its sole discretion, deem necessary or advisable;

(iii)          The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be reasonably necessary or advisable; and

(iv)         The Company shall have determined that such exercise, purchase, issuance and delivery (and other actions in connection therewith) will not cause the Company to fail to qualify for the “lack of actual trading” safe harbor under Treasury Regulation Section 1.7704-1(j).

(b)          Notwithstanding the foregoing, to the extent provided in the applicable Unit Option Agreement, the Company may, in lieu of issuing Class A-1 Units, settle the exercise of an Option (or portion thereof) by payment of an amount equal to the difference between the Fair Market Value of a Class A-1 Unit on the date of settlement and the applicable Option Price (as defined in Section 4.3 above). The timing and form of such payment shall be set forth in the applicable Unit Option Agreement, subject to compliance with Section 409A of the Code (if applicable).

ARTICLE VI.

ADMINISTRATION

Section 6.1           Administrator. Prior to an Initial Public Offering, the Administrator shall be the Board; provided that the Board may delegate its authority hereunder in accordance with Section 6.2. Following an Initial Public Offering, if any, the full Board shall administer the Plan unless and until there is appointed a compensation committee (or another committee or a subcommittee of the Board assuming the functions of the Administrator under the Plan) that, unless otherwise determined by the Board, shall consist solely of two or more Directors appointed by and holding office at the pleasure of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3; provided that any action taken by the Administrator shall be valid and effective, whether or not members of the Administrator at the time of such action are later determined not to have satisfied the requirements for membership set forth herein or otherwise provided in the charter of the Administrator. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan except with respect to matters which under Rule 16b-3 (to the extent applicable), or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Administrator.

Section 6.2           Delegation of Authority. The Board may, but need not, from time to time delegate some or all of its authority to grant and administer Options under the Plan to the Compensation Committee or another committee or subcommittee consisting of one or more members of the Administrator or of one or more Officers of the Company; provided that the Board shall not delegate its authority to grant and/or administer Options for any Directors and the Board shall solely entitled to grant and administer any such Options;provided, further , that to the extent the Board delegates authority to any Officers of the Company, such delegation does not include authority to make or administer any grants to any Officers of the Company. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 6.2 shall serve in such capacity at the pleasure of the Board.

Section 6.3           Duties and Powers of the Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. Without limiting the foregoing, the Administrator shall have the power to (a) interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules; and (b) modify the Options granted to Optionees who are foreign nationals or who provide services outside of the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters and each such subplan or procedure shall, to the extent determined appropriate by the Administrator, be deemed incorporated by reference in full to the Plan. All determinations and decisions made by the Administrator under any provision of the Plan or of any Option granted thereunder shall be final, conclusive and binding on all persons.

Section 6.4          Professional Assistance, Good Faith Actions. All expenses and liabilities incurred by the members of the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may engage attorneys, consultants, accountants, appraisers, brokers or other persons as it determines appropriate. The Administrator, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator shall be final and binding upon all Optionees, the Company and all other interested Persons. No member of the Board or Officer shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board and Officers shall be indemnified by the Company, to the fullest extent permitted by law, in respect to any such action, determination or interpretation.

ARTICLE VII.

OTHER PROVISIONS

Section 7.1              Changes in Units; Disposition of Assets and Company Events

(a)         Subject to Section 7.1(d), in the event that the Board determines in its sole discretion that any extraordinary distribution, recapitalization, reclassification, unit split, reverse unit split, reorganization, merger, consolidation, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, exchange of Units or other securities of the Company, issuance of warrants or other rights to purchase Units or other securities of the Company, or other similar corporate transaction or event (other than an Equity Restructuring), affects the Units such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Board may, in such manner as it may deem equitable in its discretion, adjust any or all of:

(i)            The number and kind of Class A-1 Units (or other securities or property) with respect to which Options may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of units which may be issued);

(ii)          The number and kind of Class A-1 Units (or other securities or property) subject to outstanding Options;

(iii)	The exercise price with respect to any Option; and

(iv)        The financial or other “targets” specified in each Unit Option Agreement for determining the exercisability of Options, if applicable.

For the avoidance of doubt, the Board is not required to make any of the adjustments described above in connection with a distribution by the Company, except as it deems appropriate in its sole discretion.

(b)        Without limiting Section 7.1(c) and subject to Section 7.1(d) and the terms of outstanding Unit Option Agreements, upon the occurrence of a Company Event or other transaction or event described in Section 7.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate (including, without limitation, an Initial Public Offering), or of changes in applicable laws, regulations, or accounting principles, as a result of which the Board determines in its sole discretion that action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under this Plan, to facilitate such Company Event or transactions or events (including, without limitation, any restructuring, recapitalization or similar occurrences related to any Initial Public Offering), or to give effect to such changes in laws, regulations or principles, the Board, in its sole discretion, is hereby authorized to take any one or more of the following actions on such terms and conditions at it deems appropriate (whether set forth in the terms of the applicable Unit Option Agreement or otherwise by action taken prior to or in connection with the occurrence of such Company Event or transaction or event):

(i)          Provide, either automatically or upon the Optionee’s request, for either (A) the cancellation of any such Option in exchange for an amount of cash, securities, or other property equal to the amount that could have been attained upon the exercise of the vested portion of such Option immediately prior to the occurrence of such transaction or event (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Board determines that no amount would have been obtained upon the exercise of the vested portion of such Option, then the Option may be cancelled by the Company without payment), or (B) the replacement of such Option with other rights, cash, securities or other property selected by the Board;

(ii)           Provide that the Option (or any portion thereof) will be terminated and cannot be exercised after such event;

(iii)           Provide that for a specified period of time prior to such Company Event, such Option shall be exercisable as to all units covered thereby or a specified portion of such units, notwithstanding anything to the contrary in this Plan or the applicable Unit Option Agreement and, if such Option is not exercised prior to such Company Event or transaction or event, it shall expire;

(iv)           Provide such Option (or any portion thereof) shall be assumed by the successor or surviving entity in the Company Event or transaction or event, or a parent or Subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of such successor or surviving corporation, or a parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(v)          Make adjustments in the number and type of Class A-1 Units (or other securities or property) subject to outstanding Options (or any portion thereof) and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding Options and Options which may be granted in the future; and

(vi)           For reasons of administrative convenience or otherwise, provide that some or all Options may not be exercised during a specified period of not more than thirty (30) days prior to the consummation of a Company Event or transaction or event.

(c)	In connection with the occurrence of any Equity Restructuring:

(i)           The number and type of securities subject to each outstanding Option and the exercise price thereof, if applicable, shall be equitably adjusted in accordance with this Section 7.1(c). The adjustments provided under this Section 7.1(c) shall be nondiscretionary and shall be final and binding on the affected Optionee and the Company.

(ii)          The Board shall make such equitable adjustments, if any, as the Board in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Class A-1 Units (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitation set forth in Section 2.1).

(d)          If any rounding of the number of Class A-1 Units subject to any Option is required in connection with any adjustment or action described in this Section 7.1, the number of Class A-1 Units subject to such Option shall be rounded down to the nearest hundredth and the exercise price of any Option shall be rounded up to the nearest cent.

(e)           Notwithstanding the foregoing provisions of this Section 7.1, unless otherwise determined by the Board, no adjustments described in this Section 7.1 shall be made in connection with (i) any equity investment by the Company’s unitholders in the Company pursuant to a Company Event in connection with which the Class A-1 Units are sold at the then-current Fair Market Value or (ii) any equity investment by third parties at the then-current Fair Market Value which results in a dilution of ownership of any or all of the Units.

Section 7.2           Options Not Transferable. No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.2 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 7.3           Amendment, Suspension or Termination of the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without unitholder approval within twelve (12) months before or after such action, no action of the Board may, except as provided in Section 7.1, increase any limit imposed in Section 2.1 on the maximum number of units which may be issued on exercise of Options or extend the period set forth in this Section 7.3 during which Options may be granted. Except as provided by Section 7.1, any amendment, suspension nor termination of the Plan that materially and adversely affects any Option in a disproportionate manner as compared to other similarly-situated Options shall not be effective without the consent of the holder of the Option so affected. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten years from the date the Plan is adopted by the Board. For the avoidance of doubt, nothing herein or in any Unit Option Agreement shall limit or otherwise affect the ability to amend or modify the LLC Agreement in accordance with its terms (including, without limitation, any amendment or modification of the rights and obligations of the Class A-1 Units thereunder (including any applicable tag-along, drag-along, registration, lock-up, right of first refusal or other similar rights associated with such Class A-1 Units)) and any amendment to increase the number of outstanding units of the Company or to add a new class of units, including any class with rights superior to those of the Class A-1 Units and no consent or action from any Optionee shall be required in order to effect any such amendment or modification.

Section 7.4           Effect of Plan Upon Other Option and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in this Plan shall be construed to limit the right of the Company or any Affiliate (a) to establish any other forms of incentives or compensation for managers, employees or consultants of the Company or any Affiliate; or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 7.5           Titles and Headings. Titles and headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 7.6           Conformity to Securities Laws. The Plan is intended to conform to the extent necessary with all provisions of (a) the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder and (b) any applicable state and local securities laws and any and all regulations and rules promulgated by any applicable state or local regulatory authority thereunder, in each case to the extent the Company or any Optionee is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 7.7           Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof, or principles of conflicts of law of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 7.8           Severability. In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

Section 7.9           Electronic Delivery. The Company may, in its sole discretion, deliver any documents or disclosures related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery.

Section 7.10           Section 409A. To the extent applicable, the Plan and Unit Option Agreements shall be interpreted in accordance with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Board determines that any Option may be subject to Section 409A of the Code, the Board may adopt such amendments to the Plan and the applicable Unit Option Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Section 409A of the Code. Notwithstanding anything herein to the contrary, no provision of the Plan or any Unit Option Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A of the Code from any Optionee or other Person to the Company or any of its Affiliates, employees or agents.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Fluence Energy, LLC as of the date first written above.

Executed as of the date first written above.

Officer Name: Frank Fuselier
Officer Title: Secretary

CALIFORNIA SUPPLEMENT

This supplement is intended to satisfy the requirements of Section 25102(o) of the California Corporations Code and the regulations issued thereunder (“Section 25102(o)”). Notwithstanding anything to the contrary contained in the Plan and except as otherwise determined by the Administrator, the provisions set forth in this supplement shall apply to all Awards granted under the Plan to a Participant who is a resident of the State of California on the date of grant (a “California Participant”) and which are intended to be exempt from registration in California pursuant to Section 25102(o), and otherwise to the extent required to comply with applicable law (but only to such extent). Definitions in the Plan are applicable to this supplement.

1.             Limitation On Securities Issuable Under Plan. The amount of securities issued pursuant to the Plan shall not exceed the amounts permitted under Section 260.140.45 of the California code of regulations to the extent applicable.

2.              Additional Limitations For Options. The terms of all Options shall comply, to the extent applicable, with Section 260.140.41 of the California code of regulations.

3.             Additional Requirement To Provide Information To California Participants. The company shall provide to each California Participant, not less frequently than annually, copies of annual financial statements (which need not be audited). The company shall not be required to provide such statements to key persons whose duties in connection with the company assure their access to equivalent information. In addition, this information requirement shall not apply to any plan or agreement that complies with all conditions of Rule 701 of the Securities Act of 1933, as amended; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

* * * * *

UNIT OPTION AGREEMENT

OF

FLUENCE ENERGY, LLC

THIS AGREEMENT (the “Agreement”) is entered into as of [ ● ], 2021 (the “Grant Date”) by and between Fluence Energy, LLC, a Delaware limited liability company (the “Company”), and [_____], an employee, consultant or director of the Company or one of its Subsidiaries (hereinafter referred to as the “Optionee”).

WHEREAS, the Board has approved the 2020 Unit Option Plan of Fluence Energy, LLC (as it may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement;

WHEREAS, the Administrator (as defined in the Plan) has determined to grant the Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company or one of its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan, or if not defined in the Plan, in the LLC Agreement. The singular pronoun shall include the plural, where the context so indicates.

Section 1.1           “Cause” shall mean (a) “Cause” as defined in the Optionee’s employment or service agreement, or (b) if no such agreement or if “Cause” is not defined in such agreement, the occurrence of one or more of the following events or conditions, as determined by the Administrator in good faith, (i) a material breach by the Optionee of any of his or her obligations set forth in any written agreement with the Company or any of its Affiliates as the same may then be in effect; (ii) fraud, embezzlement, theft or other material dishonesty by the Optionee in connection with services to or otherwise with respect to the Company or any of its Affiliates; (iii) the Optionee’s commission of any act or omission that results in or could reasonably be expected to result in any material damage or harm to the business, property or reputation of the Company or any of its Affiliates; (iv) the Optionee’s commission of, indictment for, or a plea of nolo contendere to, any felony under any state, federal or foreign law or any crime involving moral turpitude or dishonesty; (v) the Optionee’s unlawful use (including being under the influence) or possession of illegal drugs, or repeated intoxication with alcohol, at the premises of the Company or any of its Affiliates or otherwise while performing (or holding himself or herself as performing) services for or on behalf of the Company or any of its affiliates; (vi) Optionee’s prolonged and unexcused absence from work (other than by reason of Disability); or (vii) refusal or failure by the Optionee to attempt in good faith to follow or carry out the reasonable instructions of the Board or the Optionee’s supervisor which failure, if curable, does not cease within fifteen (15) days after written notice of such failure is given to the Optionee by the Company or any Affiliate.

Section 1.2           “Company” shall have the meaning set forth in the preamble hereto.

Section 1.3         “Disability” shall mean the Board has made a good faith determination that the Optionee has become physically or mentally incapacitated or disabled such that the Optionee is unable to perform for the Company substantially the same services, with or without accommodation, as the Optionee performed prior to incurring such incapacity or disability, and such incapacity or disability exists for an aggregate of three (3) calendar months in any twelve (12) month period. In connection with making such determination, the Company, at its option and expense, shall be entitled to select and retain a physician to confirm the existence of such incapacity or disability, and the determination made by such physician shall be binding on the parties for the purposes of this Agreement.

Section 1.4          “Grant Date” shall have the meaning set forth in the preamble hereto.

Section 1.5          “Option” shall mean the Option to purchase Class A-1 Units granted under this Agreement.

Section 1.6          “Optionee” shall have the meaning set forth in the preamble hereto. Section 1.7 “Plan” shall have the meaning set forth in the Recitals hereto.

ARTICLE II.

GRANT OF OPTION

Section 2.1            Grant of Option. In consideration of the Optionee’s agreement to enter into or remain in the employ of, consultancy to or other service relationship with the Company or one of its Subsidiaries and the Optionee’s agreement to abide by Article IV of this Agreement, and for other good and valuable consideration, as of the Grant Date, the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of [___] Class A-1 Units upon the terms and conditions set forth in the Plan and this Agreement.

Section 2.2            Option Subject to Plan. The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Sections 7.1, 7.2 and 7.3 thereof.

Section 2.3           Option Price. The purchase price of the Class A-1 Units covered by the Option shall be $[ ● ] per Class A-1 Unit (without commission or other charge), which is not less than 100% of the Fair Market Value of a Class A-1 Unit as of the Grant Date.

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ARTICLE III.

EXERCISABILITY

Section 3.1            Commencement of Exercisability.

(a)           Vesting Requirements. Subject to Sections 3.1(d) and 3.3, the Option shall become vested and exercisable upon the satisfaction of the following two criteria: (1) a service-based requirement (the “Service-Based Requirement”) and (2) a liquidity event requirement (the “Liquidity Event Requirement”), each as set forth below.

(b)           Service-Based Requirement. The Service-Based Requirement will be satisfied over a three-year period following the Grant Date, as to one-third of the Option on each of the first, second and third anniversaries of the Grant Date; provided that the Optionee remains continuously employed or engaged in active service by the Company or any of its Subsidiaries (and no Termination of Services occurs) from the Grant Date through the applicable anniversary of the Grant Date. Notwithstanding the foregoing, upon the occurrence of a Liquidation Event, the Service-Based Requirement will be fully satisfied; provided that the Optionee remains continuously employed or engaged in active service by the Company or any of its Subsidiaries (and no Termination of Services occurs) from the Grant Date through the consummation of such Liquidation Event.

(c)           Liquidity Event Requirement. The Liquidity Event Requirement will be satisfied upon the earlier to occur of (i) a Liquidation Event or (ii) an Initial Public Offering; provided that the Optionee remains continuously employed or engaged in active service by the Company or any of its Subsidiaries (and no Termination of Services occurs) from the Grant Date through the consummation of such Liquidation Event or Initial Public Offering, as applicable.

(d)           Termination of Service. Unless otherwise determined by the Administrator in its sole discretion prior to the date of a Termination of Services, no portion of the Option which is unexercisable at a Termination of Services for any reason shall thereafter become exercisable. In the event of a Termination of Services for Cause, such unexercisable portion shall be forfeited as of the date of such Termination of Services. In the event of a Termination of Services other than for Cause, the portion of the Option which is unexercisable shall remain outstanding for a thirty (30) day-period (or such shorter period as determined by the Administrator in its sole discretion) following such Termination of Services and, except as otherwise determined by the Administrator, such unexercisable portion shall be forfeited as of the last day of such period. For the avoidance of doubt, any portion of the Option which is unexercisable at a Termination of Service for any reason shall only become vested and exercisable pursuant to action by the Administrator (and, in no event, based on the satisfaction of the Service-Based Requirement or Liquidity Event Requirement following Termination of Services).

Section 3.2            Duration of Exercisability. The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable.

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Section 3.3             Expiration of Option. The Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(a)	The tenth anniversary of the Grant Date; or

(b)          The 90th day following the date of the Optionee’s Termination of Services for any reason other than (i) termination by the Company for Cause or (ii) due to the Optionee’s death or Disability; or

(c)          The date of the Optionee’s Termination of Services by the Company for Cause; or

(d)           The one year anniversary of the date of Termination of Services due to the Optionee’s death or Disability.

Section 3.4            Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable.

Section 3.5           Exercise of Option. The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan.

ARTICLE IV.

OTHER PROVISIONS

Section 4.1          Not a Contract of Employment or Services. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ or engagement of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except as may otherwise be provided by any written agreement entered into by and between the Company and the Optionee.

Section 4.2          Rights as Unitholders. The Optionee acknowledges and agrees that he or she shall not be, nor have any of the rights or privileges of, a unitholder of the Company in respect of any Class A-1 Units purchasable upon the exercise of any part of the Option unless and until he or she exercises the Option and complies with the conditions set forth in Section 5.3 of the Plan (including, without limitation, executing a copy of the LLC Agreement or joinder thereto in the Company’s applicable form).

Section 4.3          Units Subject to Plan and LLC Agreement; Entire Agreement. The Optionee acknowledges that any Class A-1 Units acquired upon exercise of the Option are subject to the terms of the Plan and the LLC Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement (together with the Plan and the LLC Agreement) shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement; provided that nothing in this Section 4.3 shall supersede or modify the terms of any restrictive covenants in any other written agreements between Optionee and the Company or any of its Affiliates or in any policy of the Company or any of its Affiliates.

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Section 4.4           Transfer Restrictions. Class A-1 Units acquired upon exercise of an Option shall be subject to the terms and conditions of the LLC Agreement (including, without limitation, any transfer restrictions included therein). In addition, the Administrator, in its sole discretion, may impose further restrictions on the transferability of the Class A-1 Units purchasable upon the exercise of an Option as it deems appropriate.

Section 4.5         Withholding. The Optionee shall in accordance with the Plan pay to the Company or make provision satisfactory to the Administrator for payment of, any taxes required by applicable law to be withheld or paid in connection with the Option no later than the date of the event creating the tax liability. The Company may, to the extent permitted by applicable laws, deduct any such tax obligations based on applicable withholding rates from any payment of any kind otherwise due to the Optionee. The Optionee acknowledges and agrees that he or she has had the opportunity to consult their own independent tax and other advisors with respect to the Option and this Agreement and the potential tax and other consequences of the grant, receipt, ownership or exercise of the Option and the ownership and disposition of any Class A-1 Units acquired pursuant to any exercise of the Option, including the tax consequences under federal, state, local and other tax laws of the United States or any other jurisdiction and the possible effects of changes in such tax laws. The Optionee understands that the Company reports as a partnership for U.S. federal income tax purposes and that the Company’s partners (including holders of Class A-1 Units) generally are required to file income tax returns and pay income taxes within the United States, even if the partners are not otherwise citizens or residents of the United States, and further understands that withholding taxes can apply with respect to the Company’s partners, including in connection with allocations or distributions to the partners or dispositions of interests in the Company. The Optionee is not relying on the Company or any of its Affiliates or members or any of their respective employees, agents, representatives or advisors with respect to any such consequences.

Section 4.6          Jurisdiction and Venue. By accepting the Option, the Optionee consents to the exclusive jurisdiction and venue of the state and federal courts located in New York, New York, as applicable, for any action, suit or proceeding arising from or in connection with the interpretation or enforcement of the Plan, this Agreement or the Option hereunder.

Section 4.7          Waiver of Jury Trial. BY ACCEPTING THE OPTION, THE OPTIONEE WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, THAT ARISES OUT OF, IS CONNECTED WITH OR IS RELATED OR INCIDENTAL TO, THE PLAN, THIS AGREEMENT OR THE OPTION HEREUNDER. EITHER OF THE COMPANY OR THE OPTIONEE MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE COMPANY AND THE OPTIONEE IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THE PLAN, THIS AGREEMENT OR THE OPTION HEREUNDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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Section 4.8           Construction. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof, or principles of conflicts of law of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 4.9           Conformity to Securities Laws. The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.10          Lock-Up Period. In connection with an Initial Public Offering and upon request of the underwriters managing such offering of the Company’s or its successor’s securities, the Optionee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Class A-1 Units or other securities of the Company or its successor, however or whenever acquired (other than those included in the registration) or engage in any swap or derivative transactions involving the Company’s or its successor’s securities, in each case without the prior written consent of such underwriters, for such period of time as may be requested by such managing underwriters (commencing as of the effective date of such registration ending no later than 180 days thereafter) and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of an Initial Public Offering; provided however that, if during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this Section 4.10 shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond 216 days after the effective date of the registration statement.

Section 4.11          Amendment, Suspension and Termination. The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided that the Optionee’s consent shall be required with respect to any such action unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Optionee or (b) such change is permitted without Optionee’s consent under the Plan or Section 4.13 or 4.14 of this Agreement.

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Section 4.12          Consent by Spouse. Each Optionee who is married shall deliver a duly executed Consent by Spouse (the “Consent by Spouse”), in the form prescribed in Exhibit A to this Agreement, at the time of execution of this Agreement. Each Optionee who is unmarried shall also have such Consent by Spouse executed by any spouse married by him or her at any time subsequent to the Grant Date while an Optionee. Any Optionee who executes this Agreement but does not provide an executed Consent by Spouse hereby represents and warrants to the Company that such Optionee does not have a spouse. Each Optionee agrees and acknowledges that compliance with the requirements of this Section 4.12 constitutes an essential part of the consideration for the parties’ execution of this Agreement.

Section 4.13          Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, in the event that the Administrator determines that this Option may be subject to Section 409A of the Code, the Administrator may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Administrator determines are necessary or appropriate to (a) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under such Section 409A. Notwithstanding anything herein to the contrary, in no event shall any liability for failure to comply with the requirements of Section 409A of the Code be transferred from the Optionee or any other Person to the Company or any of its Affiliates, employees or agents pursuant to the terms of this Agreement or otherwise.

Section 4.14          Section 280G.

(a) Except as otherwise provided in subsection (b) below, in the event that it shall be determined that any right to receive the Option, payment or other benefit under this Agreement (including, without limitation, the acceleration of the vesting and/or exercisability of the Option and taking into account the effect of this Section) or any employment or other agreement or arrangement by and between the Optionee and the Company or any of its Affiliates, to or for the benefit of the Optionee (the “Payments”), would, in whole or part when aggregated with any other right, payment or benefit to or for the Optionee under all other agreements or benefit plans of the Company or any of its Affiliates or otherwise, be nondeductible by the Company (or other Person making such payment or providing such benefit) as a result of Section 280G of the Code and/or would subject the Optionee to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”) then, to the extent necessary to make the Payments deductible and to exempt the Payments from the Excise Tax (but only to such extent and after taking into account any reduction in the Payments relating to Section 280G of the Code under any other plan, arrangement or agreement), the Option or any other right, payment or benefit under this Agreement shall not become exercisable, vested or paid and, if requested, Optionee shall execute a waiver in the Company’s applicable form to effect this Section 4.14(a).

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(b)           Notwithstanding any other provision of this Agreement, the provisions of subsection (a) above shall not apply to reduce the Payments if the Payments that would otherwise be nondeductible under Section 280G of the Code and/or would subject the Optionee to the Excise Tax are disclosed to and approved by the appropriate equityholders in accordance with Section 280G(b)(5)(B) of the Code and the Department of Treasury regulations thereunder.

(c)           The Company shall use commercially reasonable efforts to (i) prepare and deliver to (or cause to be prepared and delivered to) the applicable equityholders the disclosure required by Section 280G(b)(5)(B) of the Code with respect to the Payments and (i) seek the vote of such equityholders pursuant to subsection (b) above in a timely manner.

Section 4.15          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile or electronic copies of signed signature pages shall be binding originals.

[signature pages follow]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

FLUENCE ENERGY, LLC

By:

Its:

Signature Page to Unit Option Agreement

OPTIONEE

[_____]

Residence Address:

Optionee’s Social Security Number:

_______________________

Signature Page to Unit Option Agreement

SPOUSAL CONSENT

The Optionee’s spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and the LLC Agreement and their binding effect upon any marital or community property interests he or she may now or hereafter own with respect to the Options issued to the Optionee, and agrees that the termination of his or her and the Optionee’s marital relationship for any reason shall not have the effect of removing any Options otherwise subject to this Agreement from coverage hereunder or under the LLC Agreement and that his or her awareness, understanding, consent and agreement are evidenced by his or her signature below. Further, the undersigned acknowledges that he or she has been advised to and given the opportunity to consult his or her own independent attorneys and advisors prior to signing this Spousal Consent, and has done so to the extent the undersigned deemed appropriate.

Spouse’s Name:

Signature Page to Spousal Consent to Unit Option Agreement